SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12

THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.
- -------------------------------------------------------------
- (Name of Registrant as Specified in its Charter)
-
- PHILLIP GOLDSTEIN
-  -------------------------------------------------------------
- (Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)
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6(i)(4)and 0-11.
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applies: _____________________________________________
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applies: _____________________________________________
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computed pursuant to Exchange Act Rule 0-11 (Set forth the
amount on which the filing fee is calculated and state how it was determined):
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______________________________________________
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- [ ] Check box if any part of the fee is offset as provided by
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        - _______ _______________________________________


  Phillip Goldstein, 60 Heritage Drive, Pleasantville, NY 10570
   (914) 747-5262 // Fax (914) 747-5258 // OPLP@optonline.net

                                   January 18, 2005

Dear Shareholder of The Emerging Markets Telecommunications Fund:

My clients and I own more than 8% of outstanding shares of the Fund. In 2000, the Fund's board of directors adopted a policy whereby a self-tender offer would take place each year. Tender offers were conducted in late 2001 and 2002. However, without any warning, the board in December 2003 announced that it would "suspend the Fund's annual self-tender program" and "on a regular basis it will continue to consider other actions in light of the discount at which the Fund's shares may then be trading, which may include a reinstitution of the annual self-tender offer program, the combination of the Fund with another fund, liquidation or such other actions as the Board deems appropriate under the circumstances."

Like other shareholders, I was disappointed with the decision to cancel the tender offer program. For the past year I have been urging the board to take one of the actions it promised to consider in December 2003. Although the board led me to believe that there was a reasonable chance of that happening, it did not recommend any of those actions. Instead, it is apparently attempting to hold a hurried annual meeting so that two incumbent directors can be re-elected without competition.

I believe the board has not acted in good faith. That is why I am proposing that a self-tender offer be commenced as soon as possible. In addition, I am nominating Gerald Hellerman and myself as directors because I believe we will be more inclined than the incumbent directors to adopt one of the discount-reduction alternatives the board itself promised to consider in December 2003.

If you want the Fund to resume the tender offer program and to elect directors who are committed to take action to address the discount, you need to return the GREEN proxy card today. Better yet, since time is short, you should vote by telephone at 1-800-454-8683 or at WWW.PROXYVOTE.COM to insure that your vote is received before the February 4. If you have any questions, please call me at (914) 747-5262 or e-mail me at OPLP@optonline.net.

                                        Yours truly,


                                        Phillip Goldstein
                                        Fellow ETF Shareholder







   PROXY STATEMENT OF PHILLIP GOLDSTEIN, A STOCKHOLDER OF THE
EMERGING MARKETS TELECOMMUNICATIONS FUND, INC., IN OPPOSITION TO
           THE SOLICITATION BY THE BOARD OF DIRECTORS

 ANNUAL MEETING OF SHAREHOLDERS (To be held on February 4, 2005)

I, Phillip Goldstein, a stockholder of The Emerging Markets Telecommunications Fund, Inc. (the "Fund"), am sending this proxy statement and the enclosed GREEN proxy card to stockholders of record as of December 20, 2004 (the "Record Date") of the Fund.
I am soliciting a proxy to vote your shares at the Annual Meeting of Shareholders of the Fund (the "Meeting"). Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders including the election of directors.

This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders of the Fund on or about January 18, 2005.

                          INTRODUCTION

There is one matter that the Fund has scheduled to be voted upon at the Meeting, the election of directors. I intend to nominate two persons for election as directors and to introduce a proposal to recommend that the Fund conduct a self-tender offer for its shares at net asset value ("NAV"). With respect to these matters, I am soliciting a proxy to vote your shares FOR the election of my nominees and
FOR the self-tender offer proposal.

How Proxies Will Be Voted

If you wish to vote FOR the election of my nominees and/or to vote on the self-tender offer proposal, you may do so by completing and returning a GREEN proxy card. If you return a GREEN proxy card to me or to my agent, your shares will be voted on each matter as you indicate.

If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of my nominees and FOR Proposal 2. If you return a GREEN proxy card, you will be granting the proxy holder(s) discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting.

Voting Requirements

The presence in person or by proxy of at least a majority of the Fund's outstanding shares shall constitute a quorum. The two nominees receiving the greatest number of votes cast will be elected directors. Proposal 2 requires the affirmative vote of a majority of the votes cast at the Meeting for approval. Abstentions and broker non-votes are not treated as shares voted and thus would have no impact on either proposal.


Revocation of Proxies

You may revoke any proxy prior to its exercise by (i) delivering a written revocation of your proxy at the Meeting; (ii) executing and delivering a later dated proxy; or (iii) voting in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.) There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only your latest dated proxy will be counted.

Information Concerning the Soliciting Shareholder

I, Phillip Goldstein, the soliciting stockholder, am an investment advisor. As of January 8, 2005, I, my clients and clients of my affiliates beneficially owned 737,628 shares of the Fund, of which net purchases of approximately 66,000 shares have been made in 2004 and approximately 438,000 shares in 2003.

                  REASONS FOR THE SOLICITATION

In 2000, the board of directors adopted a policy whereby the Fund would conduct a self-tender offer each year. It conducted tender offers in 2001 and 2002. On December 4, 2003, the board announced that it would "suspend the Fund's annual self-tender program" and "on a regular basis it will continue to consider other actions in light of the discount at which the Fund's shares may then be trading, which may include a reinstitution of the annual self-tender offer program, the combination of the Fund with another fund, liquidation or such other actions as the Board deems appropriate under the circumstances." Since then, the board has not recommended any of these alternatives. I believe my nominees will be more inclined than the incumbent directors to adopt one of these alternatives. In addition, I believe a self-tender offer should be commenced as soon as possible.

                PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, I intend to nominate the following persons for election as directors. Each nominee has consented to being named in this proxy statement and to serve as a director if elected. I personally or jointly with my wife own 15,765 shares of the Fund and Mr. Hellerman does not own any shares. Neither of us has any arrangement or understanding with any person with respect to any future employment by the Fund or by any affiliate of the Fund. I do not know of any material conflicts of interest that would prevent either of us from acting in the best interest of the Fund. Please refer to the Fund's proxy soliciting material for additional information concerning the election of directors.

Gerald Hellerman (Age 67), 10965 Eight Bells Lane, Columbia, MD
21044
Principal of Hellerman Associates, a financial and corporate consulting firm since 1993 ; director of The Mexico Equity and Income Fund; director and President of Innovative Clinical Solutions, Ltd., director of Frank's Nursery & Crafts, director of MVC Capital; director of Brantley Capital Corporation. Mr. Hellerman is presently serving as Manager-Investment Advisor for a U.S. Department of Justice Settlement Trust. Mr. Hellerman has served as a Trustee or Director of Third Avenue Value Trust, a Trustee of Third Avenue Variable Series Trust, and a Director of Clemente Strategic Value Fund.

Phillip Goldstein (Age 59), 60 Heritage Drive, Pleasantville, NY
10570
Investment advisor to Opportunity Partners L.P., an activist-oriented private investment fund, and other clients since 1992. Mr. Goldstein has been a director of Brantley Capital Corporation since 2002 and of The Mexico Equity and Income Fund since 1999.

PROPOSAL 2:  A RECOMMENDATION THAT THE FUND CONDUCT A SELF-TENDER
                    OFFER AT NET ASSET VALUE

A self-tender offer will allow stockholders to realize NAV for some or all of their shares. However, it may also have adverse effects such as increasing the Fund's expense ratio or the percentage of assets held in illiquid investments. If adopted, this proposal will not be binding on the board. In the absence of contrary instructions, the proxy holder(s) will vote your shares FOR this proposal.

                        THE SOLICITATION

I, Phillip Goldstein, the soliciting shareholder, am making this solicitation. Persons affiliated with or employed by me or my affiliates may assist me in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of shares for whom they hold shares of record. I will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, I will bear all of the expenses related to this proxy solicitation. Because I believe that all shareholders will benefit from this solicitation, I intend to seek reimbursement of my expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of my solicitation expenses which I estimate will be $25,000. There is no arrangement or understanding involving me or any of my affiliates relating to future employment by or any future transaction with the Fund or any of its affiliates.

DATED: January 18, 2005
















                           PROXY CARD

 Proxy Solicited in Opposition to the Board of Directors of The
    Emerging Markets Telecommunications Fund, Inc. by Phillip
        Goldstein for the Annual Meeting of Shareholders

The undersigned hereby appoints Rajeev Das, Andrew Dakos and Phillip Goldstein and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The Emerging Markets Telecommunications Fund, Inc. (the "Fund") on February 4, 2005, (the "Meeting"), and any adjournment or postponement thereof, and to vote on all matters that may come before the Meeting and any such adjournment or postponement the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [
].)

1. ELECTION OF TWO DIRECTORS

[ ] FOR GERALD HELLERMAN            [ ] WITHHOLD AUTHORITY

[ ] FOR PHILLIP GOLDSTEIN                [ ] WITHHOLD AUTHORITY

2. A RECOMMENDATION THAT THE FUND CONDUCT A SELF-TENDER OFFER AT
NET ASSET VALUE.

  FOR [   ]                     AGAINST [   ]
  ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above in Proposal 1 and FOR Proposal 2. The undersigned hereby acknowledges receipt of the proxy statement dated January 18, 2005 of Phillip Goldstein and revokes any proxy previously executed. (Important - Please be sure to enter date.)



SIGNATURE(S)____________________________  Dated: _______________